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                      CONSENT TO INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated November 10, 1995, except for Notes 10 and 11, as to which the date is July 11, 1996, relating to the financial statements of International Interiors, Inc., which appear in the Current Reports on Form 8-K, dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company.



                                       /S/Petherbridge, Davis & Company
                                          Petherbridge, Davis & Company, P.A.
                                          Jacksonville, Florida
                                          March 31, 1997